Exhibit 10.1

FORM OF

NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO THE BLOCKBUSTER INC.

AMENDED AND RESTATED 1999 LONG-TERM MANAGEMENT INCENTIVE PLAN

(AS AMENDED THROUGH OCTOBER 6, 2004)

This Stock Option Agreement (this “Agreement”) is entered into by and between Blockbuster Inc., a Delaware corporation (the “Company”), and «First_Name» «MI» «Last_Name» (the “Participant”). The Company and the Participant agree as follows:

1. Grant of Stock Option. Pursuant to the Blockbuster Inc. Amended and Restated 1999 Long-Term Management Incentive Plan (the “Plan”) and a duly adopted resolution of the Board of Directors (the “Board”) of the Company, the Company hereby grants to the Participant an option (the “Stock Option”) to purchase from the Company a total of «Granted» shares (the “Optioned Shares”) of the Company’s Class A Common Stock (the “Common Stock”) at an exercise price (the “Exercise Price”) of $                     per share, subject to the terms and conditions set forth in this Agreement and in the Plan. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan. The Date of Grant of this Stock Option is                     , 20    . This Stock Option is not intended to qualify as an Incentive Stock Option.

2. Interpretation. This Stock Option and its exercise are subject to the terms and conditions of the Plan, which terms and conditions are incorporated herein by reference; however, unless specifically permitted by the Board or the Compensation Committee of the Board (the “Committee”), the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling. This Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting; Time of Exercise. Except as specifically provided otherwise in this Agreement and subject to certain restrictions and conditions set forth in the Plan, this Stock Option may be exercised, in whole or in part, in accordance with the following schedule:

Percentage Exercisable	Date Optioned Shares Become Exercisable
0%	Immediately
33 1/3%	First Anniversary of the Date of Grant
66 1/6%	Second Anniversary of the Date of Grant
100%	Third Anniversary of the Date of Grant

Any vested but unexercised portion of this Stock Option from one annual period may be carried over to a subsequent annual period or periods, and the right of the Participant to exercise this Stock Option as to such unexercised portion shall continue for the entire term set forth in Section 4 below. In no event, however, may this Stock Option be exercised, in whole or in part, after the expiration of the term set forth in Section 4 below.

4. Term; Rights in Event of Termination of Service, Death or Permanent Disability. Except as provided otherwise in an employment agreement between the Company and the Participant in effect on the Date of Grant, this Stock Option, and all unexercised Optioned Shares granted to the Participant hereunder, will terminate and be forfeited at the first of the following to occur:

(a) 5 p.m. on the date which is the tenth anniversary of the Date of Grant (the “Expiration Date”);

(b) 5 p.m. on the date that is twelve (12) months following the date of the Participant’s death or the date of the onset of the Participant’s Permanent Disability;

(c) 5 p.m. on the date that is six (6) months following the date of the Participant’s termination of service with the Company or any of its subsidiaries by reason of a voluntary termination by the Participant or due to termination by the Company or any of its subsidiaries other than due to a Termination for Cause; or

(d) 5 p.m. on the date of termination of the Participant’s service with the Company or any of its subsidiaries due to a Termination for Cause.

Unless otherwise provided in an employment agreement between the Company and the Participant in effect on the Date of Grant, in the event of the Participant’s death, Permanent Disability or termination of service with the Company or any of its subsidiaries under subsections (b) or (c) above, this Stock Option will be exercisable, for the periods indicated above, only to the extent that it has vested (pursuant to Section 3 above) as of the date of death, onset of Permanent Disability or termination of service, as applicable.

5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Participant, this Stock Option may be exercised only by the Participant. In the event of the Participant’s termination of service with the Company or any of its subsidiaries as a result of death prior to the termination date specified in Section 4(a) hereof, this Stock Option may be exercised by the person(s) who acquires the right to exercise this Stock Option by will or the laws of descent and distribution; provided that this Stock Option shall remain subject to the other terms of this Agreement, the Plan, and all applicable laws, rules, and regulations.

6. Restrictions. This Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

7. Manner of Exercise. Subject to such administrative regulations as the Board or the Committee may from time to time adopt, this Stock Option may be exercised by the delivery to the Company of (a) written notice (a “Notice of Exercise”) setting forth the number of shares of Common Stock with respect to which this Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”), which shall be at least five (5) business days after giving such notice, unless an earlier time shall have been approved by the Board or the Committee; and (b) consideration with a value equal to the aggregate Exercise Price for the shares to be purchased, which shall be determined by multiplying the number of shares with respect to which this Stock Option is being exercised by the Exercise Price. The aggregate Exercise Price shall be payable as follows: (i) in cash or by certified check, bank draft, or money order payable to the order of the Company; (ii) in the discretion of the Board or the Committee, in shares of Common Stock (provided that such shares of Common Stock have been held for at least six months by the Participant), valued at their Fair Market Value on the Exercise Date; (iii) in the discretion of the Board or the Committee, by delivery (including by facsimile) to the Company or its designated agent of an executed irrevocable Notice of Exercise together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of this Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of such sale or loan proceeds necessary to pay such Exercise Price; and/or (iv) in any other form of valid consideration that is acceptable to the Board or the Committee in its sole discretion; provided that, with respect to a cashless exercise of this Stock Option (in accordance with clause (iii) above), this Stock Option will be deemed exercised on the date of sale of the shares of Common Stock received upon exercise. The Notice of Exercise shall be signed by the person or persons exercising this Stock Option and, in the event this Stock Option is being exercised (pursuant to Section 5 hereof) by any person or persons other than the Participant, such notice shall be accompanied by proof satisfactory to the Company’s counsel of the right of such person(s) to exercise this Stock Option.

8. Issuance of Shares. Upon satisfaction of the conditions set forth in Section 7 above, the Company shall evidence the purchase of the Optioned Shares then being purchased by the Participant (or the person(s) exercising the Participant’s Stock Option in the event of the Participant’s death) in any manner deemed appropriate by the Company (including, but not limited to, a book entry for the shares or a certificate for such shares); provided that the obligation of the Company to deliver shares of Common Stock shall be subject to compliance with all applicable requirements of federal, state, and foreign securities laws. In addition, the Stock Option may not be exercised unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of exercise of the Stock Option in effect with respect to the shares issuable upon exercise of the Stock Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Stock Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. PARTICIPANTS ARE CAUTIONED THAT THE STOCK OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, PARTICIPANTS MAY NOT BE ABLE TO EXERCISE THE STOCK OPTION WHEN DESIRED EVEN THOUGH THE STOCK OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Stock Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of the Stock Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

In accordance with Section 10.3 of the Plan, the Company or any subsidiary of the Company shall have the right to withhold any amount necessary, and/or make such other arrangements as it considers necessary, to satisfy any federal, state or provincial, local or other tax obligations required by the laws of the United States and/or any other applicable jurisdiction.

If the Participant fails to pay for any of the Optioned Shares specified in the Participant’s Notice of Exercise or fails to accept delivery thereof, then the Participant’s right to purchase such Optioned Shares may be terminated by the Company.

9. Non-Assignability. This Stock Option is not transferable by the Participant except by will or the laws of descent and distribution. The Participant may not assign this Agreement or any of his rights under this Agreement without the Company’s prior written consent, and any purported or attempted assignment without such prior written consent shall be void.

10. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares covered by this Stock Option until the issuance to the Participant of the shares.

11. Adjustment of Number of Shares and Related Matters. The number and kind of shares of Common Stock covered by this Stock Option, and the Option Exercise Price thereof, shall be subject to adjustment in accordance with Article IX of the Plan.

12. Investment Representation. Unless the Common Stock is issued to the Participant in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to the Participant in a transaction registered under the applicable federal and state securities laws, all book entries made, or certificates issued, with respect to the Common Stock shall bear an appropriate restrictive investment legend.

13. Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board and/or the Committee upon any questions arising under the Plan or this Agreement. As partial consideration for the granting of this Stock Option, the Participant agrees to keep confidential all information and knowledge he or she has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to the Participant, as a factor weighing against the advisability of granting any such future award.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state), except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

15. No Right to Continued Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment of the Company or any of its subsidiaries or interfere with or restrict in any way the right of the Company or any subsidiary to discharge the Participant at any time (subject to any contractual rights of the Participant). Furthermore, nothing in this Agreement shall in any way be construed as imposing on the Company or any of its subsidiaries a contractual obligation between the Company or any of its subsidiaries and the Participant other than with respect to the specific offer contemplated by this Agreement.

16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18. Entire Agreement. Except as specifically stated otherwise herein, this Agreement, together with the Plan, supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitutes the sole and only agreement between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, (a) the Company may amend the Plan to the extent permitted in the Plan, and (b) the Company may amend the Agreement if the Board or Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which addition or change occurs after the Date of Grant and by its terms applies to the Stock Option.

21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Notice. Any notice required or permitted to be delivered hereunder must be in writing and shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the respective addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

(a)	Notice to the Company shall be delivered as follows:

Blockbuster Inc.

1201 Elm Street

Suite 2100

Dallas, TX 75270

Attn: Corporate Secretary

(b)	Notice to the Participant shall be delivered to the Participant’s home or business address as specified in the records of the Company.

Any person entitled to notice hereunder may, by written form, waive such notice.

24. Miscellaneous.

(a) Furnish Information. The Participant agrees to furnish the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

(b) Remedies. The Company shall be entitled to recover from the Participant reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

(c) No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Stock Option granted hereunder.

(d) Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to the Participant, or to the person(s) who acquires the right to exercise this Stock Option in the event of the Participant’s death in accordance with the provisions of Section 5 hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require the Participant (or the person(s) who acquires the right to exercise this Stock Option in accordance with Section 5), as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

(e) No Guarantee of Interests. The Board, the Committee and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

(f) Company Records. Records of the Company regarding the Participant’s service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

(g) Company Action. Any action required of the Company shall be by resolution of the Board or the Committee or by a person authorized to act by resolution of the Board or the Committee.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the          day of                     , 20    .

BLOCKBUSTER INC.

By:
John Antioco
Chairman of the Board and
Chief Executive Officer

PARTICIPANT

«First_Name» «MI» «Last_Name»